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EXHIBIT 12.1 - STATEMENT RE:  COMPUTATION OF DEFICIENCY OF EARNINGS AVAILABLE
TO COVER FIXED CHARGES



                                                                 Year ended                     Nine Months Ended
                                                  ----------------------------------------        September 30,
                                                  1992     1993     1994     1995     1996       1996       1997
                                                  ----------------------------------------     -------------------

Pretax Loss                                        (437)  (2,440) (11,985) (37,835) (66,631)   (47,496)    (86,034)


Adjustments:  Fixed charges                           2        9      100      728   11,122      7,262      21,086
                                                   ----------------------------------------    -------------------
  Adjusted earnings from continuing operations     (435)  (2,431) (11,885) (37,107) (55,509)   (40,234)    (64,948)


Interest expense from indebtedness, including
  amortization of discount                            2        9      100      728   11,122      7,262      21,086
                                                   ----------------------------------------    -------------------
  Total fixed charges                                 2        9      100      728   11,122      7,262      21,086

Deficiency of earnings available to
  cover fixed charges:                             (437)  (2,440) (11,985) (37,835) (66,631)   (47,496)    (86,034)
                                                   =========================================   ===================
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